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                                                                   EXHIBIT 23.14

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of our reports dated 7 September 1995 and 16 September 1994 relating to the financial statements of Whitcoulls Group Limited, which appear in the Current Report on Form 8-K, dated July 26, 1996 of U.S. Office Products Company. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

DELOITTE TOUCHE TOHMATSU
September 30, 1996
Auckland, New Zealand